Exhibit 10.2

Option No.  2007-___

STOCK-TRAK GROUP, INC.

FORM OF NONQUALIFIED
STOCK OPTION AGREEMENT
UNDER THE STOCK-TRAK GROUP, INC.
(FORMERLY NEUTRON ENTERPRISES, INC.)
2007 STOCK INCENTIVE PLAN

This Agreement is made as of the date set forth on Schedule A hereto (the "Grant Date") by and between Stock-Trak Group, Inc.  (the "Company"), and the person named on Schedule A hereto (the "Optionee").

WHEREAS, Optionee is a valuable employee of the Company, which for this purpose includes all subsidiaries of the Company, and whereas the Company considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in the Company and an incentive to advance the interests of the Company by granting the Optionee an option to purchase shares of common stock of the Company (the "Common Stock"); and

WHEREAS, to cover the granting of such Options, the Company has adopted the Stock-Trak Group, Inc. (formerly Neutron Enterprises, Inc.) 2007 Stock Incentive Plan (the "Plan").

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that as of the Grant Date, the Company hereby grants Optionee an option (the “Option”) to purchase from it, upon the terms and conditions set forth in this Agreement and the Plan, that number of shares of the authorized and unissued Common Stock of the Company as is set forth on Schedule A hereto.

1. Terms of Stock Option.  The Option to purchase Common Stock granted hereby is subject to the terms, conditions, and covenants set forth in the Plan as well as the following:

(a)	The Optionee has been provided with, reviewed and fully understood, the terms, conditions and covenants, of the Plan;

(b)	This Option is granted under, and subject in its entirety to, the terms of the Plan;

(c)	The per share exercise price for the shares subject to this Option is set forth on Schedule A hereto;

(d)	This Option shall vest in accordance with the vesting schedule set forth on Schedule A hereto, subject to whatever other limitations are set forth within the Plan or contained in this Agreement;

(e)	No portion of this Option may be exercised more than five (5) years from the Grant Date; and

(f)	This Option shall be subject to the restrictions on transferability set forth within the Plan.

2.           Payment of Exercise Price.  The Option may be exercised, in part or in whole, only by written request to the Company accompanied by payment of the exercise price in full either:  (i) in cash for the shares with respect to which it is exercised; (ii) if the shares underlying the option are registered under the Securities Act, by delivering to the Company a notice of exercise with an irrevocable and unconditional direction to a creditworthy broker-dealer registered under the Securities Exchange Act of 1934, as amended, to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iii) by delivering previously owned shares of Common Stock or a combination of shares and cash having an aggregate Fair Market Value (as defined in the Plan) equal to the exercise price of the shares being purchased; provided, however, that shares of Common Stock delivered by the Optionee may be accepted as full or partial payment of the exercise price for any exercise of the Option hereunder only if the shares have been held by the Optionee for at least six (6) months, are not subject to any repurchase, vesting or similar right, and such method of payment is then permitted by law; (iv) by reducing the number of shares of Common Stock otherwise issuable under the Option to the Optionee upon the exercise of the Option by a number of shares of Common Stock having a Fair Market Value (as defined in the Plan) equal to the  aggregated exercise price; provided, however, that such method of payment is then permitted under applicable law; (v) to the extent permitted by applicable law, by: (A) delivery of a promissory note of the Optionee to the Company on terms determined by the Board, or (B) payment of such other lawful consideration as the Board may determine; or (vi) by any combination of the above permitted forms of payment.

3.           Miscellaneous.

(a)	This Agreement is binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

(b)
This Agreement will be governed and interpreted in accordance with the laws of the State of Nevada, and may be executed in more than one counterpart, each of which shall constitute an original document.

(c)	No alterations, amendments, changes or additions to this agreement will be binding upon either the Company on or Optionee unless reduced to writing and signed by both parties.

(d)           Capitalized terms used within this Agreement unless otherwise defined,shall have themeaning ascribed thereto in the Plan.

(e)           Nothing contained herein shall be construed as a guarantee of continuedemployment of Optionee for any specific duration of time.

IN WITNESS WHEREOF, the Company has caused this option to be executed by its duly authorized officer.

STOCK-TRAK GROUP, INC.

By: ___________________________________
      Name: Mitchell Rosen, CA
      Title: Chief Financial Officer and Executive VP

OPTIONEE’S ACKNOWLEDGEMENT

The undersigned hereby acknowledges receipt of the foregoing option and a copy of the Company’s 2007 Stock Incentive Plan.

OPTIONEE: __________________________
_____________________________________
Address:	____________________________
____________________________

Schedule A

1.           Optionee:  __________________

2.           Grant Date:  November 13, 2008

3.           Number of Shares of Common Stock covered by the Option:  _______________

4.           Exercise Price:  $0.03_________

5.           The Option shall vest in accordance with the following schedule:

(a)  General Vesting Provisions:

(i)
Options to purchase ______ shares shall vest on November 12, 2009 (the “First Vesting Date”) provided Optionee remains continuously employed by the Company from the Grant Date through the First Vesting Date; and if Optionee shall not remain continuously employed by the Company through the First Vesting Date, Optionee shall forfeit upon such termination of service, the right to vest in all of the Options granted under this Agreement; and

(ii)
thereafter, on November 12, 2010 (the “Second Vesting Date”), Options to purchase _________ shares shall vest provided Optionee remains continuously employed by the Company from the Grant Date through the Second Vesting Date; and if a termination of service occurs prior to the Second Vesting Date, all of the unvested Options as of the date such termination of service shall no longer continue to vest after such termination of service, and thereafter Optionee shall forfeit any and all rights to any unvested Options.

(iii)
thereafter, on November 12, 2011  (the “Third Vesting Date”), Options to purchase ______ shares shall vest provided Optionee remains continuously employed by the Company from the Grant Date through the Third Vesting Date; and if a termination of service occurs prior to the Third Vesting Date, all of the unvested Options as of the date such termination of service shall no longer continue to vest after such termination of service, and thereafter Optionee shall forfeit any and all rights to any unvested Options.

(b)  Other:

(i)	upon whatever earlier dates as are permitted by the Company in its sole discretion; or

(ii)	as otherwise provided for, and in accordance with, the terms and provisions of the Plan.

6.
Once a termination of employment or other service to the Company occurs, all Options to which Optionee is then entitled to exercise may only be exercised, if at all, in accordance with, and subject to, the terms and provisions of the Plan, unless otherwise provided for in this Option Agreement.